Exhibit 99.4
TRANSDIGM INC.
OFFER TO EXCHANGE
UP TO $1,200,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
4.625% SENIOR SUBORDINATED NOTES DUE 2029 FOR
ALL OF ITS OUTSTANDING
4.625% SENIOR SUBORDINATED NOTES DUE 2029
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND
UP TO $750,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
4.875% SENIOR SUBORDINATED NOTES DUE 2029 FOR
ALL OF ITS OUTSTANDING
4.875% SENIOR SUBORDINATED NOTES DUE 2029
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
To Securities Dealers, Commercial Banks
Trust Companies And Other Nominees:
Enclosed for your consideration is a Prospectus dated , (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by TransDigm Inc. (the “Company”) to exchange up to $1,200,000,000 in aggregate principal amount of its 4.625% Senior Subordinated Notes due 2029 (CUSIP No. 893647 BP1) and up to $750,000,000 in aggregate principal amount of its 4.875% Senior Subordinated Notes due 2029 (CUSIP No. 893647 BQ9), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of its outstanding 4.625% Senior Subordinated Notes due 2029 (CUSIP Nos. 893647 BM8 and U8936P AV5) and 4.875% Senior Subordinated Notes due 2029 (CUSIP Nos. 893647 BN6 and U8936P AW3) (collectively, the “Original Notes”) issued and sold in separate transactions exempt from registration under the Securities Act, respectively. Capitalized terms used in this letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.
We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.
Enclosed are copies of the following documents:
1. The Prospectus;
2. A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;
3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer; and
4. A form of Notice of Guaranteed Delivery.
Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                , , unless extended (the “Expiration Date”). Original Notes tendered pursuant to the Exchange

Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.
To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.
Additional copies of the enclosed material may be obtained from The Bank of New York Mellon Trust Company, N.A., the Exchange Agent, by calling (315) 414-3034.
Very truly yours,
TransDigm Inc.
NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.